Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                November 19, 1996


                          Black Warrior Wireline Corp.
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             (Exact name of registrant as specified in its charter)


Delaware                                0-18754                    11-2904094
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(State or other jurisdiction   (Commission File Number)         (IRS Employer
of incorporation)                                            Identification No.)


               3748 Highway 45 North, Columbus, Mississippi 39701
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (601) 329-1047


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          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On November 19, 1996, pursuant to an agreement entered into on that date, the Company acquired all of the issued and outstanding capital stock of DynaJet, Inc., a Wyoming corporation ("DynaJet"). DynaJet is engaged in the wireline and oil and gas well services business in the Gillette, Wyoming area. Its service area includes the states of Wyoming, South Dakota, Montana and New Mexico. The capital stock was acquired from Mr. Les DeSavedo, the sole stockholder of DynaJet, for an aggregate purchase price of $756,531. DynaJet's operating assets consist of eight wireline trucks and related equipment, two 80-foot mast trucks, three pickup trucks, a utility van and assorted other trailers, tools and equipment. DynaJet's assets also include two parcels of real estate located in Gillette, Wyoming aggregating approximately 7 1/2 acres presently used for offices, a workshop and storage. All of the trucks and other equipment are believed by the Company to be in good operating condition. DynaJet has been engaged in wireline and oil and gas well services business for more than the past 18 years.

         The Company intends to sell the real estate acquired and consolidate Dynajet's facilities at the Company's Mississippi operatin location.

         In conjunction with the transaction, Mr. DeSavedo entered into a three-year employment agreement with DynaJet which provides for a monthly salsry of $3,250.

         The purchase price for DynaJet was paid in part in cash and in part by delivery of two promissory notes of the Company aggregating $380,000 each of which is secured by one of the two parcels of real estate acquired. The cash portion of the purchase price of $379,531 was funded using a portion of the proceeds of a private placement of shares of the Company's Common Stock that was completed on October 25, 1996.

         Of the promissory notes, one is outstanding in the principal amount of $150,000, bears interest at 8% per annum and is due on the earlier of the date of the sale of the property securing payment of the note or November 19, 1997. The second promissory note is outstanding in the principal amount of $230,000, bears interest at the rate of the lesser of $1,500 per month or 8% per annum and is due on the earlier of the date of the sale of the property securing payment of the note or November 19, 2002.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.

                  It is impracticable for the Company to provide the required financial statements for the business acquired at the time this Current Report on Form 8-K is filed. Such financial statements will be filed as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (b)      Pro forma financial information.

                  It is impracticable for the Company to provide the required pro forma financial information for the business acquired at the time this Current Report on Form 8-K is filed. Such pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is to be filed.

         (c)      Exhibits.

                  (1) Purchase Agreement dated November 19, 1996 between Black Warrior Wireline Corp. and Les DeSavedo.

                                   Signatures

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Black Warrior Wireline Corp.





Dated:  November 9, 1996            By:     /s/ William L. Jenkins
                                       ---------------------------
                                       William L. Jenkins, President